UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 16, 2022

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market Inc.
Warrants	NXPLW	The Nasdaq Stock Market Inc.

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2022, NextPlat Corp (NASDAQ: NXPL, NXPLW) (the “Company” or “NextPlat”) entered into a Securities Purchase Agreement (the “SPA”) with Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care”), pursuant to which the Company has agreed to purchase, from time to time during the three year term of the SPA, up to an aggregate of $10 million of secured convertible debentures from Progressive Care (the “Debentures”). Pursuant to the SPA, all purchases of the Debentures will be made at the Company’s sole election and the proceeds from each purchase will be used by Progressive Care only as approved by the Company’s Board of Directors. Until used, the proceeds from each purchase of Debentures will be deposited in a controlled account. If and when the Company elects to purchase Debentures under the SPA, the minimum principal amount that can be purchased at any time is $1 million.

In addition, at the closing of each purchase under the SPA, the Company and Progressive Care will enter into a Registration Rights Agreement (each, a “Registration Rights Agreement”) pursuant to which Progressive Care will agree to register the shares of Progressive Care common stock issuable upon conversion in full of the Debentures purchased by the Company at such closing.

In accordance with the form of Debenture to be used for each purchase under the SPA, each Debenture will be convertible at any time, upon the Company’s election, to shares of Progressive Care’s common stock at a conversion price of $0.03 per share (as may be adjusted from time to time for share dividends, share splits, reverse share splits, etc.). In addition, each Debenture will mature on the third anniversary of its issuance and bear interest at 5.0% per annum, payable quarterly. At the Company’s election, interest can be paid in cash, shares of Progressive’s common stock, or some combination thereof. Progressive Care has the right to prepay the Debenture at any time provided that it gives the Company seven (7) business days advance written notice, during which time the Company could elect to convert the Debenture to Progressive Care common stock. Upon the prepayment of a Debenture, Progressive Care will pay the Company an amount equal to the sum of: (i) all outstanding principal under such Debenture, plus (ii) all accrued and unpaid interest under such Debenture through the prepayment date, multiplied by (iii) 110%. While amounts are outstanding under a Debenture, Progressive Care will be subject to certain restrictive covenants, including with respect to the incurrence of indebtedness, the imposition of liens on Progressive Care’s assets, changes to the Progressive Care’s organization documents, etc.

In connection with the SPA, on November 16, 2022, the Company entered into a Security Agreement (the “Security Agreement”) with Progressive Care and its subsidiaries, Touchpoint RX, LLC, a Florida limited liability company (“Touchpoint”), Family Physicians RX, Inc., a Florida corporation (“FPRX”), and ClearMetrX Inc., a Florida corporation (“ClearMetrX” and collectively with Progressive Care, Touchpoint and FPRX, the “Borrower Parties”). Pursuant to the Security Agreement, the Borrower Parties granted the Company a security interest in all of their respective assets to secure Progressive Care’s obligations under the Debentures.

The foregoing summaries of the SPA, Form of Debenture, Security Agreement, and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety, by reference to the SPA, Form of Debenture, Security Agreement, and Registration Rights Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated November 16, 2022, by and between NextPlat and Progressive Care Inc.

10.2	Form of Debenture

10.3	Security Agreement, dated as of November 16, 2022, by Progressive Care, Inc., Touchpoint RX, LLC, Family Physicians RX, Inc., and ClearMetrX Inc. in favor of NextPlat Corp

10.4	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: November 18, 2022

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